Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	June 8, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•      Issuer: Barclays Bank PLC

•      Issue date: June 29, 2007

•      Initial valuation date: June 26, 2007

•      Final valuation date: June 24, 2008

•      Maturity date: June 27, 2008

•      Initial price: Closing price of the linked share on the initial valuation date.

•      Final price: Closing price of the linked share on the final valuation date.

•      Protection price: The protection level multiplied by the initial price.

•      Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•      Initial public offering price: 100%

•      Tax allocation of coupon rate:

Deposit income*: TBD%

Put premium: The coupon rate minus the deposit income.

•      Business day convention: Modified following.

•      Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	TBD	FWP-7	AAPL	TBD	9.250%	70.00%	TBD	TBD	TBD	TBD	E-660	06738GAZ3/ US06738GAZ37
AmeriCredit Corp.	TBD	FWP-9	ACF	TBD	9.750%	75.00%	TBD	TBD	TBD	TBD	E-661	06738GBA7/ US06738GBA76
Advanced Micro Devices, Inc.	TBD	FWP-11	AMD	TBD	12.250%	70.00%	TBD	TBD	TBD	TBD	E-662	06738GBB5/ US06738GBB59
Boston Scientific Corporation	TBD	FWP-13	BSX	TBD	10.500%	75.00%	TBD	TBD	TBD	TBD	E-663	06738GBC3/ US06738GBC33
Cummins Inc.	TBD	FWP-15	CMI	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-664	06738GBD1/ US06738GBD16
Centex Corporation	TBD	FWP-17	CTX	TBD	10.500%	75.00%	TBD	TBD	TBD	TBD	E-665	06738GBE9/ US06738GBE98
Energy Conversion Devices, Inc.	TBD	FWP-19	ENER	TBD	14.750%	70.00%	TBD	TBD	TBD	TBD	E-666	06738GBF6/ US06738GBF63
EOG Resources, Inc.	TBD	FWP-21	EOG	TBD	8.750%	80.00%	TBD	TBD	TBD	TBD	E-667	06738GBG4/ US06738GBG47
Fastenal Company	TBD	FWP-23	FAST	TBD	8.750%	80.00%	TBD	TBD	TBD	TBD	E-668	06738GBH2/ US06738GBH20
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-25	FCX	TBD	10.000%	70.00%	TBD	TBD	TBD	TBD	E-669	06738GBJ8/ US06738GBJ85
Goldcorp Inc.	TBD	FWP-27	GG	TBD	10.500%	75.00%	TBD	TBD	TBD	TBD	E-670	06738GBK5/ US06738GBK58
CORNING INC	TBD	FWP-29	GLW	TBD	9.000%	75.00%	TBD	TBD	TBD	TBD	E-671	06738GBL3/ US06738GBL32
Randgold Resources Limited	TBD	FWP-31	GOLD	TBD	9.750%	80.00%	TBD	TBD	TBD	TBD	E-672	06738GBM1/ US06738GBM15
Lehman Brothers Holdings Inc.	TBD	FWP-33	LEH	TBD	8.750%	80.00%	TBD	TBD	TBD	TBD	E-673	06738GBN9/ US06738GBN97
Norfolk Southern Corporation	TBD	FWP-35	NSC	TBD	9.250%	80.00%	TBD	TBD	TBD	TBD	E-674	06738GBP4/ US06738GBP46
Onyx Pharmaceuticals, Inc.	TBD	FWP-37	ONXX	TBD	11.650%	70.00%	TBD	TBD	TBD	TBD	E-675	06738GBQ2/ US06738GBQ29
Panera Bread Company	TBD	FWP-39	PNRA	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-676	06738GBR0/ US06738GBR02
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-41	SLB	TBD	9.750%	75.00%	TBD	TBD	TBD	TBD	E-677	06738GBS8/ US06738GBS84
Under Armour, Inc.	TBD	FWP-43	UA	TBD	11.000%	70.00%	TBD	TBD	TBD	TBD	E-678	06738GBT6/ US06738GBT67
Whole Foods Market, Inc.	TBD	FWP-45	WFMI	TBD	9.150%	75.00%	TBD	TBD	TBD	TBD	E-680	06738GBV1/ US06738GBV14
Warner Music Group Corp	TBD	FWP-47	WMG	TBD	9.850%	80.00%	TBD	TBD	TBD	TBD	E-681	06738GBW9/ US06738GBW96

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible.

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See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would

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be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the

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linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.56	$9.38	$11.63
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 6, 2007*	$124.05	$89.60	$123.64

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $123.64

Protection level: 70.00%

Protection price: $86.55

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.087997

Coupon: 9.25% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

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AmeriCredit Corp.

According to publicly available information, AmeriCredit Corp. (the “Company”) is an independent auto finance company that has been operating in the automobile finance business since September 1992. The Company purchases auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, makes loans directly to customers buying new and used vehicles. “Loans” include auto finance contracts originated by dealers and purchased by the Company as well as direct extensions of credit made by it to consumer borrowers. The Company targets consumers who are typically unable to obtain financing from traditional sources. Funding for the Company’s auto lending activities is obtained primarily through the transfer of loans in securitization transactions. The Company services its loan portfolio at regional centers using automated loan servicing and collection systems.

The Company was incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986.

The linked share’s SEC file number is 1-10667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$55.00	$30.22	$51.95
September 28, 2001	$64.90	$26.75	$31.62
December 31, 2001	$36.90	$14.00	$31.55
March 29, 2002	$40.30	$18.61	$37.99
June 28, 2002	$46.93	$24.70	$28.05
September 30, 2002	$28.27	$6.05	$8.07
December 31, 2002	$9.19	$5.92	$7.74
March 31, 2003	$9.65	$1.55	$3.30
June 30, 2003	$11.35	$3.34	$8.55
September 30, 2003	$12.20	$5.88	$10.30
December 31, 2003	$15.98	$10.02	$15.93
March 31, 2004	$19.80	$15.85	$17.03
June 30, 2004	$20.44	$15.68	$19.53
September 30, 2004	$21.88	$17.16	$20.88
December 31, 2004	$24.98	$17.65	$24.45
March 31, 2005	$25.49	$22.45	$23.44
June 30, 2005	$26.00	$22.23	$25.50
September 30, 2005	$27.57	$23.40	$23.87
December 30, 2005	$26.40	$21.31	$25.63
March 31, 2006	$31.54	$25.43	$30.73
June 30, 2006	$31.70	$26.41	$27.92
September 29, 2006	$28.25	$21.68	$24.99
December 29, 2006	$26.51	$22.59	$25.17
March 30, 2007	$27.76	$20.50	$22.86
June 6, 2007*	$27.30	$22.52	$26.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACF

Initial price: $26.28

Protection level: 75.00%

Protection price: $19.71

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.051750

Coupon: 9.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.00%
+ 90%	9.75%		90.00%
+ 80%	9.75%		80.00%
+ 70%	9.75%		70.00%
+ 60%	9.75%		60.00%
+ 50%	9.75%		50.00%
+ 40%	9.75%		40.00%
+ 30%	9.75%		30.00%
+ 20%	9.75%		20.00%
+ 10%	9.75%		10.00%
+ 5%	9.75%		5.00%
0%	9.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
- 100%	N/A	-90.25%	-100.00%

FWP-7

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.60	$18.73	$28.88
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 6, 2007*	$15.95	$12.60	$13.63

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $13.63

Protection level: 70.00%

Protection price: $9.54

Physical delivery amount: 73($1,000/Initial price)

Fractional shares: 0.367572

Coupon: 12.25% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		100.00%
+ 90%	12.25%		90.00%
+ 80%	12.25%		80.00%
+ 70%	12.25%		70.00%
+ 60%	12.25%		60.00%
+ 50%	12.25%		50.00%
+ 40%	12.25%		40.00%
+ 30%	12.25%		30.00%
+ 20%	12.25%		20.00%
+ 10%	12.25%		10.00%
+ 5%	12.25%		5.00%
0%	12.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-5.00%
- 10%	12.25%	2.25%	-10.00%
- 20%	12.25%	-7.75%	-20.00%
- 30%	12.25%	-17.75%	-30.00%
- 40%	N/A	-27.75%	-40.00%
- 50%	N/A	-37.75%	-50.00%
- 60%	N/A	-47.75%	-60.00%
- 70%	N/A	-57.75%	-70.00%
- 80%	N/A	-67.75%	-80.00%
- 90%	N/A	-77.75%	-90.00%
- 100%	N/A	-87.75%	-100.00%

FWP-8

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$10.25	$7.25	$8.50
September 28, 2001	$10.40	$8.50	$10.25
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 6, 2007*	$16.85	$14.39	$16.09

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $16.09

Protection level: 75.00%

Protection price: $12.07

Physical delivery amount: 62($1,000/Initial price)

Fractional shares: 0.150404

Coupon: 10.50% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%
0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

FWP-9

Cummins Inc.

According to publicly available information, Cummins Inc. (the “Company”) is a global power leader that designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and emissions solutions, fuel systems, controls and air handling systems. The Company sells its products to Original Equipment Manufacturers, distributors and other customers worldwide. The Company serves its customers through a network of more than 550 company-owned and independent distributor locations and approximately 5,000 dealer locations in more than 160 countries and territories. The Company was founded in 1919 as one of the first manufacturers of diesel engines and is headquartered in Columbus, Indiana.

The linked share’s SEC file number is 001-04949.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$22.75	$17.89	$19.35
September 28, 2001	$21.75	$14.00	$16.50
December 31, 2001	$19.83	$15.38	$19.27
March 29, 2002	$23.99	$16.74	$23.62
June 28, 2002	$25.15	$15.18	$16.55
September 30, 2002	$16.80	$11.48	$11.81
December 31, 2002	$16.17	$9.80	$14.07
March 31, 2003	$14.78	$10.86	$12.30
June 30, 2003	$20.93	$11.40	$17.95
September 30, 2003	$25.42	$17.13	$22.22
December 31, 2003	$26.15	$21.78	$24.47
March 31, 2004	$29.42	$24.06	$29.23
June 30, 2004	$33.33	$26.67	$31.25
September 30, 2004	$37.10	$29.54	$36.95
December 31, 2004	$42.34	$32.88	$41.90
March 31, 2005	$42.30	$34.30	$35.18
June 30, 2005	$38.00	$31.84	$37.31
September 30, 2005	$46.94	$36.78	$44.00
December 30, 2005	$46.25	$38.90	$44.87
March 31, 2006	$55.30	$44.38	$52.55
June 30, 2006	$61.38	$50.13	$61.13
September 29, 2006	$62.48	$54.25	$59.62
December 29, 2006	$69.60	$58.78	$59.09
March 30, 2007	$75.97	$56.32	$72.36
June 6, 2007*	$107.17	$72.03	$95.45

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMI

Initial price: $95.45

Protection level: 80.00%

Protection price: $76.36

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.476689

Coupon: 9.00% per annum

Maturity: June 27, 2008

Dividend yield: 0.77% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.77%
+ 90%	9.00%		90.77%
+ 80%	9.00%		80.77%
+ 70%	9.00%		70.77%
+ 60%	9.00%		60.77%
+ 50%	9.00%		50.77%
+ 40%	9.00%		40.77%
+ 30%	9.00%		30.77%
+ 20%	9.00%		20.77%
+ 10%	9.00%		10.77%
+ 5%	9.00%		5.77%
0%	9.00%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.23%
- 10%	9.00%	-1.00%	-9.23%
- 20%	9.00%	-11.00%	-19.23%
- 30%	N/A	-21.00%	-29.23%
- 40%	N/A	-31.00%	-39.23%
- 50%	N/A	-41.00%	-49.23%
- 60%	N/A	-51.00%	-59.23%
- 70%	N/A	-61.00%	-69.23%
- 80%	N/A	-71.00%	-79.23%
- 90%	N/A	-81.00%	-89.23%
- 100%	N/A	-91.00%	-99.23%

FWP-10

Centex Corporation

According to publicly available information, Centex Corporation (the “Company”) is a Nevada corporation. Since its founding in 1950 as a Dallas, Texas-based residential construction company, the Company expanded its business to include a broad range of activities related to construction, construction products and financing, but have more recently refocused its operations on residential construction and related activities, including mortgage financing. As of March 31, 2007, the Company’s subsidiary companies operated in two principal lines of business: Home Building and Financial Services. Home Building’s operations currently involve the purchase and development of land or lots and the construction and sale of detached and attached single-family homes and land or lots. The Company has been engaged in homebuilding since 1950. Financial Services’ operations consist primarily of mortgage lending, title agency services and the sale of title insurance and other insurance products. These activities include mortgage origination and other related services for homes sold by its subsidiaries and others. The Company has been in the mortgage lending business since 1973.

The linked share’s SEC file number is 001-06776.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$20.50	$15.15	$18.16
September 28, 2001	$22.28	$12.50	$15.03
December 31, 2001	$26.20	$14.51	$25.44
March 29, 2002	$28.10	$22.84	$23.14
June 28, 2002	$26.24	$21.79	$25.75
September 30, 2002	$26.36	$18.95	$19.76
December 31, 2002	$23.48	$17.07	$22.37
March 31, 2003	$25.40	$21.52	$24.23
June 30, 2003	$38.99	$23.87	$34.67
September 30, 2003	$37.42	$32.09	$35.12
December 31, 2003	$51.00	$34.77	$48.55
March 31, 2004	$58.40	$43.66	$54.06
June 30, 2004	$54.77	$43.34	$45.75
September 30, 2004	$51.96	$39.95	$50.46
December 31, 2004	$59.98	$45.44	$59.58
March 31, 2005	$66.14	$54.60	$57.27
June 30, 2005	$72.20	$55.10	$70.67
September 30, 2005	$79.66	$61.59	$64.58
December 30, 2005	$76.44	$58.13	$71.49
March 31, 2006	$79.38	$61.40	$61.99
June 30, 2006	$64.62	$44.14	$50.30
September 29, 2006	$55.70	$42.91	$52.62
December 29, 2006	$58.42	$48.34	$56.27
March 30, 2007	$56.45	$40.41	$41.78
June 6, 2007*	$49.85	$41.00	$46.41

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CTX

Initial price: $46.41

Protection level: 75.00%

Protection price: $34.81

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.547080

Coupon: 10.50% per annum

Maturity: June 27, 2008

Dividend yield: 0.36% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.36%
+ 90%	10.50%		90.36%
+ 80%	10.50%		80.36%
+ 70%	10.50%		70.36%
+ 60%	10.50%		60.36%
+ 50%	10.50%		50.36%
+ 40%	10.50%		40.36%
+ 30%	10.50%		30.36%
+ 20%	10.50%		20.36%
+ 10%	10.50%		10.36%
+ 5%	10.50%		5.36%
0%	10.50%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.64%
- 10%	10.50%	0.50%	-9.64%
- 20%	10.50%	-9.50%	-19.64%
- 30%	N/A	-19.50%	-29.64%
- 40%	N/A	-29.50%	-39.64%
- 50%	N/A	-39.50%	-49.64%
- 60%	N/A	-49.50%	-59.64%
- 70%	N/A	-59.50%	-69.64%
- 80%	N/A	-69.50%	-79.64%
- 90%	N/A	-79.50%	-89.64%
- 100%	N/A	-89.50%	-99.64%

FWP-11

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) invents, designs, develops and commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. Its materials, products and production processes originate from the pioneering work of Mr. Stanford R. Ovshinsky, principal inventor and the Company’s President, Chief Scientist and Technologist, in materials science at the atomic (or nanostructure) level, principally amorphous and disordered materials. Based on this work, the Company has invented and developed materials that permit the design and commercialization of products such as thin-film solar (“photovoltaic” or “PV”) modules, nickel metal hydride (“NiMH”) batteries and phase-change memory devices.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$36.54	$21.13	$28.00
September 28, 2001	$28.00	$12.64	$16.44
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 6, 2007*	$40.10	$32.10	$32.81

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $32.81

Protection level: 70.00%

Protection price: $22.97

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.478513

Coupon: 14.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.75%		100.00%
+ 90%	14.75%		90.00%
+ 80%	14.75%		80.00%
+ 70%	14.75%		70.00%
+ 60%	14.75%		60.00%
+ 50%	14.75%		50.00%
+ 40%	14.75%		40.00%
+ 30%	14.75%		30.00%
+ 20%	14.75%		20.00%
+ 10%	14.75%		10.00%
+ 5%	14.75%		5.00%
0%	14.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.75%	9.75%	-5.00%
- 10%	14.75%	4.75%	-10.00%
- 20%	14.75%	-5.25%	-20.00%
- 30%	14.75%	-15.25%	-30.00%
- 40%	N/A	-25.25%	-40.00%
- 50%	N/A	-35.25%	-50.00%
- 60%	N/A	-45.25%	-60.00%
- 70%	N/A	-55.25%	-70.00%
- 80%	N/A	-65.25%	-80.00%
- 90%	N/A	-75.25%	-90.00%
- 100%	N/A	-85.25%	-100.00%

FWP-12

EOG Resources, Inc.

According to publicly available information, EOG Resources, Inc. (the “Company”), a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States of America, Canada, offshore Trinidad, the United Kingdom North Sea and, from time to time, select other international areas. At December 31, 2006, the Company’s total estimated net proved reserves were 6,802 billion cubic feet equivalent (Bcfe), of which 6,095 billion cubic feet (Bcf) were natural gas reserves and 118 million barrels (MMBbl), or 707 Bcfe, were crude oil, condensate and natural gas liquids reserves. At such date, approximately 60% of the Company’s reserves (on a natural gas equivalent basis) were located in the United States, 20% in Canada and 20% in Trinidad. As of December 31, 2006, the Company employed approximately 1,570 persons, including foreign national employees.

The linked share’s SEC file number is 1-9743.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$24.93	$17.46	$17.78
September 28, 2001	$18.50	$12.90	$14.47
December 31, 2001	$19.83	$13.83	$19.56
March 29, 2002	$20.66	$15.25	$20.28
June 28, 2002	$22.08	$18.56	$19.85
September 30, 2002	$19.84	$15.01	$17.98
December 31, 2002	$21.00	$16.20	$19.96
March 31, 2003	$21.42	$17.85	$19.78
June 30, 2003	$22.78	$18.29	$20.92
September 30, 2003	$21.44	$18.85	$20.87
December 31, 2003	$23.76	$20.43	$23.09
March 31, 2004	$23.73	$21.23	$22.95
June 30, 2004	$30.90	$22.66	$29.86
September 30, 2004	$33.44	$27.60	$32.93
December 31, 2004	$38.25	$32.08	$35.68
March 31, 2005	$48.84	$32.10	$48.74
June 30, 2005	$57.94	$42.85	$56.80
September 30, 2005	$76.82	$57.50	$74.90
December 30, 2005	$81.96	$60.00	$73.37
March 31, 2006	$86.91	$64.12	$72.00
June 30, 2006	$79.22	$56.32	$69.34
September 29, 2006	$75.54	$58.46	$65.05
December 29, 2006	$72.27	$59.88	$62.45
March 30, 2007	$73.09	$59.21	$71.34
June 6, 2007*	$79.21	$71.34	$76.44

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EOG

Initial price: $76.44

Protection level: 80.00%

Protection price: $61.15

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.082156

Coupon: 8.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.36% per annum

Coupon amount monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.36%
+ 90%	8.75%		90.36%
+ 80%	8.75%		80.36%
+ 70%	8.75%		70.36%
+ 60%	8.75%		60.36%
+ 50%	8.75%		50.36%
+ 40%	8.75%		40.36%
+ 30%	8.75%		30.36%
+ 20%	8.75%		20.36%
+ 10%	8.75%		10.36%
+ 5%	8.75%		5.36%
0%	8.75%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.64%
- 10%	8.75%	-1.25%	-9.64%
- 20%	8.75%	-11.25%	-19.64%
- 30%	N/A	-21.25%	-29.64%
- 40%	N/A	-31.25%	-39.64%
- 50%	N/A	-41.25%	-49.64%
- 60%	N/A	-51.25%	-59.64%
- 70%	N/A	-61.25%	-69.64%
- 80%	N/A	-71.25%	-79.64%
- 90%	N/A	-81.25%	-89.64%
- 100%	N/A	-91.25%	-99.64%

FWP-13

Fastenal Company

According to publicly available information, Fastenal Company (the “Company”) began as a partnership in 1967, and was incorporated under the laws of Minnesota in 1968. The Company sells industrial and construction supplies in a wholesale and retail fashion. As of December 31, 2006, the Company had 2,000 store sites located in 50 states, Puerto Rico, Canada, Mexico, Singapore, China, and the Netherlands, and employed 7,174 people at these sites. The Company operated twelve distribution centers in North America as of December 31, 2006 from which it distribute products to its store sites.

The linked share’s SEC file number is 000-16125.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$18.25	$12.25	$15.50
September 28, 2001	$17.00	$12.62	$14.25
December 31, 2001	$16.94	$13.66	$16.61
March 29, 2002	$19.42	$15.82	$18.83
June 28, 2002	$21.68	$18.08	$19.26
September 30, 2002	$20.90	$14.75	$15.79
December 31, 2002	$19.70	$13.31	$18.70
March 31, 2003	$19.46	$13.76	$14.10
June 30, 2003	$18.58	$13.90	$16.97
September 30, 2003	$21.87	$16.45	$18.90
December 31, 2003	$25.33	$18.83	$24.97
March 31, 2004	$27.16	$21.94	$26.85
June 30, 2004	$28.49	$24.23	$28.42
September 30, 2004	$32.25	$26.75	$28.80
December 31, 2004	$32.08	$25.58	$30.78
March 31, 2005	$31.84	$27.55	$27.66
June 30, 2005	$31.79	$25.55	$30.63
September 30, 2005	$33.08	$28.85	$30.55
December 30, 2005	$41.96	$30.44	$39.19
March 31, 2006	$47.71	$36.57	$47.34
June 30, 2006	$49.32	$36.12	$40.29
September 29, 2006	$41.11	$33.18	$38.57
December 29, 2006	$43.13	$34.79	$35.88
March 30, 2007	$38.29	$33.05	$35.05
June 6, 2007*	$43.69	$34.39	$41.72

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FAST

Initial price: $41.72

Protection level: 80.00%

Protection price: $33.38

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.969319

Coupon: 8.75% per annum

Maturity: June 27, 2008

Dividend yield: 1.00% per annum

Coupon amount monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		101.00%
+ 90%	8.75%		91.00%
+ 80%	8.75%		81.00%
+ 70%	8.75%		71.00%
+ 60%	8.75%		61.00%
+ 50%	8.75%		51.00%
+ 40%	8.75%		41.00%
+ 30%	8.75%		31.00%
+ 20%	8.75%		21.00%
+ 10%	8.75%		11.00%
+ 5%	8.75%		6.00%
0%	8.75%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.00%
- 10%	8.75%	-1.25%	-9.00%
- 20%	8.75%	-11.25%	-19.00%
- 30%	N/A	-21.25%	-29.00%
- 40%	N/A	-31.25%	-39.00%
- 50%	N/A	-41.25%	-49.00%
- 60%	N/A	-51.25%	-59.00%
- 70%	N/A	-61.25%	-69.00%
- 80%	N/A	-71.25%	-79.00%
- 90%	N/A	-81.25%	-89.00%
- 100%	N/A	-91.25%	-99.00%

FWP-14

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.15	$11.05	$11.05
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 6, 2007*	$80.00	$65.62	$77.06

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $77.06

Protection level: 70.00%

Protection price: $53.94

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.976901

Coupon: 10.00% per annum

Maturity: June 27, 2008

Dividend yield: 5.67% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		105.67%
+ 90%	10.00%		95.67%
+ 80%	10.00%		85.67%
+ 70%	10.00%		75.67%
+ 60%	10.00%		65.67%
+ 50%	10.00%		55.67%
+ 40%	10.00%		45.67%
+ 30%	10.00%		35.67%
+ 20%	10.00%		25.67%
+ 10%	10.00%		15.67%
+ 5%	10.00%		10.67%
0%	10.00%		5.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	0.67%
- 10%	10.00%	0.00%	-4.33%
- 20%	10.00%	-10.00%	-14.33%
- 30%	10.00%	-20.00%	-24.33%
- 40%	N/A	-30.00%	-34.33%
- 50%	N/A	-40.00%	-44.33%
- 60%	N/A	-50.00%	-54.33%
- 70%	N/A	-60.00%	-64.33%
- 80%	N/A	-70.00%	-74.33%
- 90%	N/A	-80.00%	-84.33%
- 100%	N/A	-90.00%	-94.33%

FWP-15

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$6.00	$3.33	$5.40
September 28, 2001	$6.33	$4.69	$5.80
December 31, 2001	$6.25	$5.13	$6.09
March 29, 2002	$9.18	$6.02	$8.73
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 6, 2007*	$26.93	$22.36	$24.77

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $24.77

Protection level: 75.00%

Protection price: $18.58

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.371417

Coupon: 10.50% per annum

Maturity: June 27, 2008

Dividend yield: 0.75% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.75%
+ 90%	10.50%		90.75%
+ 80%	10.50%		80.75%
+ 70%	10.50%		70.75%
+ 60%	10.50%		60.75%
+ 50%	10.50%		50.75%
+ 40%	10.50%		40.75%
+ 30%	10.50%		30.75%
+ 20%	10.50%		20.75%
+ 10%	10.50%		10.75%
+ 5%	10.50%		5.75%
0%	10.50%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.25%
- 10%	10.50%	0.50%	-9.25%
- 20%	10.50%	-9.50%	-19.25%
- 30%	N/A	-19.50%	-29.25%
- 40%	N/A	-29.50%	-39.25%
- 50%	N/A	-39.50%	-49.25%
- 60%	N/A	-49.50%	-59.25%
- 70%	N/A	-59.50%	-69.25%
- 80%	N/A	-69.50%	-79.25%
- 90%	N/A	-79.50%	-89.25%
- 100%	N/A	-89.50%	-99.25%

FWP-16

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$27.45	$12.60	$16.71
September 28, 2001	$17.08	$8.24	$8.82
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 6, 2007*	$26.24	$22.45	$25.67

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $25.67

Protection level: 75.00%

Protection price: $19.25

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.955980

Coupon: 9.00% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%
0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-17

Randgold Resources Limited

According to publicly available information, Randgold Resources Limited (the “Company”) was incorporated under the laws of Jersey, Channel Islands in August 1995, to engage in the exploration and development of gold deposits in Sub-Saharan Africa. The Company’s principal executive offices are located at La Motte Chambers, La Motte Street, St. Helier, Jersey, JE1 1BJ, Channel Islands. The Company’s books of account are maintained in U.S. dollars and its annual and interim financial statements are prepared on a historical cost basis in accordance with International Financial Reporting Standards. The Company discovered the Morila deposit during December 1996 and the Company subsequently financed, built and commissioned the Morila mine.

The linked share’s SEC file number is 000-49888.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	$4.88	$2.92	$4.52
December 31, 2002	$7.95	$3.65	$7.34
March 31, 2003	$8.56	$4.78	$6.53
June 30, 2003	$10.63	$6.13	$8.50
September 30, 2003	$13.63	$7.55	$11.50
December 31, 2003	$14.60	$10.45	$13.65
March 31, 2004	$14.36	$8.71	$9.83
June 30, 2004	$11.34	$7.50	$8.82
September 30, 2004	$10.04	$7.75	$9.87
December 31, 2004	$13.25	$9.61	$11.40
March 31, 2005	$14.24	$9.95	$12.36
June 30, 2005	$15.08	$11.00	$14.06
September 30, 2005	$16.70	$12.70	$15.72
December 30, 2005	$16.91	$13.30	$16.13
March 31, 2006	$18.70	$15.50	$18.17
June 30, 2006	$26.56	$16.29	$21.00
September 29, 2006	$25.26	$18.96	$20.36
December 29, 2006	$23.73	$19.10	$23.46
March 30, 2007	$24.75	$20.74	$23.91
June 6, 2007*	$26.30	$22.55	$23.62

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GOLD

Initial price: $23.62

Protection level: 80.00%

Protection price: $18.90

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.337003

Coupon: 9.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.43% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.43%
+ 90%	9.75%		90.43%
+ 80%	9.75%		80.43%
+ 70%	9.75%		70.43%
+ 60%	9.75%		60.43%
+ 50%	9.75%		50.43%
+ 40%	9.75%		40.43%
+ 30%	9.75%		30.43%
+ 20%	9.75%		20.43%
+ 10%	9.75%		10.43%
+ 5%	9.75%		5.43%
0%	9.75%		0.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-4.57%
- 10%	9.75%	-0.25%	-9.57%
- 20%	9.75%	-10.25%	-19.57%
- 30%	N/A	-20.25%	-29.57%
- 40%	N/A	-30.25%	-39.57%
- 50%	N/A	-40.25%	-49.57%
- 60%	N/A	-50.25%	-59.57%
- 70%	N/A	-60.25%	-69.57%
- 80%	N/A	-70.25%	-79.57%
- 90%	N/A	-80.25%	-89.57%
- 100%	N/A	-90.25%	-99.57%

FWP-18

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges. The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$41.45	$27.00	$38.88
September 28, 2001	$38.50	$21.93	$28.43
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 6, 2007*	$79.20	$68.60	$74.22

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $74.22

Protection level: 80.00%

Protection price: $59.38

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.473457

Coupon: 8.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.73% per annum

Coupon amount monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.73%
+ 90%	8.75%		90.73%
+ 80%	8.75%		80.73%
+ 70%	8.75%		70.73%
+ 60%	8.75%		60.73%
+ 50%	8.75%		50.73%
+ 40%	8.75%		40.73%
+ 30%	8.75%		30.73%
+ 20%	8.75%		20.73%
+ 10%	8.75%		10.73%
+ 5%	8.75%		5.73%
0%	8.75%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.27%
- 10%	8.75%	-1.25%	-9.27%
- 20%	8.75%	-11.25%	-19.27%
- 30%	N/A	-21.25%	-29.27%
- 40%	N/A	-31.25%	-39.27%
- 50%	N/A	-41.25%	-49.27%
- 60%	N/A	-51.25%	-59.27%
- 70%	N/A	-61.25%	-69.27%
- 80%	N/A	-71.25%	-79.27%
- 90%	N/A	-81.25%	-89.27%
- 100%	N/A	-91.25%	-99.27%

FWP-19

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2006, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$24.11	$15.80	$20.70
September 28, 2001	$22.60	$13.41	$16.12
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 6, 2007*	$59.19	$49.80	$56.53

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $56.53

Protection level: 80.00%

Protection price: $45.22

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.689722

Coupon: 9.25% per annum

Maturity: June 27, 2008

Dividend yield: 1.46% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.46%
+ 90%	9.25%		91.46%
+ 80%	9.25%		81.46%
+ 70%	9.25%		71.46%
+ 60%	9.25%		61.46%
+ 50%	9.25%		51.46%
+ 40%	9.25%		41.46%
+ 30%	9.25%		31.46%
+ 20%	9.25%		21.46%
+ 10%	9.25%		11.46%
+ 5%	9.25%		6.46%
0%	9.25%		1.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.54%
- 10%	9.25%	-0.75%	-8.54%
- 20%	9.25%	-10.75%	-18.54%
- 30%	N/A	-20.75%	-28.54%
- 40%	N/A	-30.75%	-38.54%
- 50%	N/A	-40.75%	-48.54%
- 60%	N/A	-50.75%	-58.54%
- 70%	N/A	-60.75%	-68.54%
- 80%	N/A	-70.75%	-78.54%
- 90%	N/A	-80.75%	-88.54%
- 100%	N/A	-90.75%	-98.54%

FWP-20

Onyx Pharmaceuticals, Inc.

According to publicly available information, Onyx Pharmaceuticals, Inc. (the “Company”) is a biopharmaceutical company building an oncology business by developing and commercializing innovative therapies that target the molecular mechanisms implicated in cancer. The Company’s first commercially available product, Nexavar® tablets, being developed with its collaborator, Bayer Pharmaceuticals Corporation, or Bayer, was approved by the U.S. Food and Drug Administration, or FDA, in December 2005 for the treatment of individuals with advanced kidney cancer. The Company and Bayer are jointly marketing Nexavar in the U.S. under their collaboration agreement. In July 2006, Nexavar was approved by the European Commission for the treatment of patients with advanced renal cell carcinoma who have failed prior therapy or are considered unsuitable for such therapy. Bayer is commercializing Nexavar in Europe, as well as in all other territories outside the U.S. where Nexavar is approved. As of the end of 2006, Nexavar had been approved in approximately 50 countries worldwide with multiple additional applications pending.

The linked share’s SEC file number is 000-28298.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$12.25	$5.00	$11.87
September 28, 2001	$11.80	$3.25	$3.51
December 31, 2001	$6.00	$3.46	$5.12
March 29, 2002	$5.48	$3.52	$4.58
June 28, 2002	$8.98	$4.57	$5.77
September 30, 2002	$5.86	$3.15	$4.28
December 31, 2002	$7.85	$3.43	$5.81
March 31, 2003	$9.17	$4.50	$8.33
June 30, 2003	$15.00	$7.03	$12.07
September 30, 2003	$24.29	$11.70	$21.57
December 31, 2003	$30.25	$21.36	$28.23
March 31, 2004	$42.07	$28.10	$40.49
June 30, 2004	$60.00	$36.42	$42.36
September 30, 2004	$44.05	$29.19	$43.01
December 31, 2004	$44.65	$26.50	$32.39
March 31, 2005	$36.52	$24.91	$31.35
June 30, 2005	$33.94	$23.60	$23.82
September 30, 2005	$29.20	$19.15	$24.97
December 30, 2005	$31.30	$22.19	$28.80
March 31, 2006	$29.49	$25.02	$26.26
June 30, 2006	$26.32	$14.52	$16.83
September 29, 2006	$17.88	$12.70	$17.29
December 29, 2006	$19.75	$10.38	$10.58
March 30, 2007	$29.88	$10.55	$24.84
June 6, 2007*	$35.16	$24.78	$33.09

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ONXX

Initial price: $33.09

Protection level: 70.00%

Protection price: $23.16

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.220610

Coupon: 11.65% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.65%		100.00%
+ 90%	11.65%		90.00%
+ 80%	11.65%		80.00%
+ 70%	11.65%		70.00%
+ 60%	11.65%		60.00%
+ 50%	11.65%		50.00%
+ 40%	11.65%		40.00%
+ 30%	11.65%		30.00%
+ 20%	11.65%		20.00%
+ 10%	11.65%		10.00%
+ 5%	11.65%		5.00%
0%	11.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.65%	6.65%	-5.00%
- 10%	11.65%	1.65%	-10.00%
- 20%	11.65%	-8.35%	-20.00%
- 30%	11.65%	-18.35%	-30.00%
- 40%	N/A	-28.35%	-40.00%
- 50%	N/A	-38.35%	-50.00%
- 60%	N/A	-48.35%	-60.00%
- 70%	N/A	-58.35%	-70.00%
- 80%	N/A	-68.35%	-80.00%
- 90%	N/A	-78.35%	-90.00%
- 100%	N/A	-88.35%	-100.00%

FWP-21

Panera Bread Company

According to publicly available information, Panera Bread Company (the “Company”) operates, directly and through area development agreements with 41 franchisee groups, bakery-cafes under the names Panera Bread® and Saint Louis Bread Co®. Bakery-cafes are principally located in suburban, strip mall, and regional mall locations and currently operate in 38 states. The Company operates as three business segments, the Company-owned bakery-cafe operations segment, the franchise operations segment, and the fresh dough operations segment. As of December 26, 2006, the Company’s retail operations consisted of 391 Company-owned bakery-cafes, all in the United States. As of December 26, 2006, the Company’s fresh dough operations, which supply fresh dough items daily to both Company-owned and franchise-operated bakery-cafes, consisted of 18 Company-owned fresh dough facilities.

The linked share’s SEC file number is 0-19253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.85	$12.66	$15.79
September 28, 2001	$21.84	$15.04	$17.50
December 31, 2001	$27.47	$15.13	$26.02
March 29, 2002	$33.47	$24.62	$31.86
June 28, 2002	$36.80	$30.10	$34.47
September 30, 2002	$35.14	$23.64	$27.00
December 31, 2002	$37.95	$25.50	$34.81
March 31, 2003	$37.64	$24.55	$30.49
June 30, 2003	$41.20	$29.60	$40.00
September 30, 2003	$47.79	$37.36	$40.96
December 31, 2003	$47.32	$34.61	$39.53
March 31, 2004	$45.14	$34.50	$38.92
June 30, 2004	$44.00	$32.65	$35.88
September 30, 2004	$40.15	$32.35	$37.54
December 31, 2004	$41.34	$34.12	$40.32
March 31, 2005	$59.33	$39.00	$56.53
June 30, 2005	$66.49	$49.55	$62.09
September 30, 2005	$62.56	$48.68	$51.18
December 30, 2005	$72.65	$51.00	$65.68
March 31, 2006	$75.56	$61.85	$75.18
June 30, 2006	$75.88	$60.50	$67.24
September 29, 2006	$67.58	$46.25	$58.25
December 29, 2006	$68.90	$54.78	$55.91
March 30, 2007	$62.78	$52.64	$59.06
June 6, 2007*	$60.31	$49.85	$50.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PNRA

Initial price: $50.28

Protection level: 80.00%

Protection price: $40.22

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.888624

Coupon: 9.00% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%
0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-22

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.63	$25.58	$26.33
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 6, 2007*	$81.83	$68.25	$79.78

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $79.78

Protection level: 75.00%

Protection price: $59.84

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.534470

Coupon: 9.75% per annum

Maturity: June 27, 2008

Dividend yield: 0.77% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.77%
+ 90%	9.75%		90.77%
+ 80%	9.75%		80.77%
+ 70%	9.75%		70.77%
+ 60%	9.75%		60.77%
+ 50%	9.75%		50.77%
+ 40%	9.75%		40.77%
+ 30%	9.75%		30.77%
+ 20%	9.75%		20.77%
+ 10%	9.75%		10.77%
+ 5%	9.75%		5.77%
0%	9.75%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-4.23%
- 10%	9.75%	-0.25%	-9.23%
- 20%	9.75%	-10.25%	-19.23%
- 30%	N/A	-20.25%	-29.23%
- 40%	N/A	-30.25%	-39.23%
- 50%	N/A	-40.25%	-49.23%
- 60%	N/A	-50.25%	-59.23%
- 70%	N/A	-60.25%	-69.23%
- 80%	N/A	-70.25%	-79.23%
- 90%	N/A	-80.25%	-89.23%
- 100%	N/A	-90.25%	-99.23%

FWP-23

Under Armour, Inc.

According to publicly available information, Under Armour, Inc.’s (the “Company”) principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. The Company designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications.

The Company’s products are offered globally in approximately 12,000 retail stores and can currently be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers. The Company’s products are worn by professional football, baseball, hockey and soccer players, as well as athletes in major collegiate and Olympic sports. Virtually all of the Company’s products are manufactured by unaffiliated manufacturers operating in 19 countries. Most of the Company’s products are manufactured in facilities outside of the United States.

The linked share’s SEC file number is 000-51626.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$53.68	$48.78	$50.45
March 30, 2007	$52.30	$43.34	$51.30
June 6, 2007*	$53.23	$41.37	$46.60

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UA

Initial price: $46.60

Protection level: 70.00%

Protection price: $32.62

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.459227

Coupon: 11.00% per annum

Maturity: June 27, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%
0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	11.00%	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%

FWP-24

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$14.71	$9.73	$13.55
September 28, 2001	$17.94	$12.75	$15.71
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 6, 2007*	$48.06	$38.38	$39.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $39.25

Protection level: 75.00%

Protection price: $29.44

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.477707

Coupon: 9.15% per annum

Maturity: June 27, 2008

Dividend yield: 1.69% per annum

Coupon amount monthly: $7.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.15%		101.69%
+ 90%	9.15%		91.69%
+ 80%	9.15%		81.69%
+ 70%	9.15%		71.69%
+ 60%	9.15%		61.69%
+ 50%	9.15%		51.69%
+ 40%	9.15%		41.69%
+ 30%	9.15%		31.69%
+ 20%	9.15%		21.69%
+ 10%	9.15%		11.69%
+ 5%	9.15%		6.69%
0%	9.15%		1.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.15%	4.15%	-3.31%
- 10%	9.15%	-0.85%	-8.31%
- 20%	9.15%	-10.85%	-18.31%
- 30%	N/A	-20.85%	-28.31%
- 40%	N/A	-30.85%	-38.31%
- 50%	N/A	-40.85%	-48.31%
- 60%	N/A	-50.85%	-58.31%
- 70%	N/A	-60.85%	-68.31%
- 80%	N/A	-70.85%	-78.31%
- 90%	N/A	-80.85%	-88.31%
- 100%	N/A	-90.85%	-98.31%

FWP-25

Warner Music Group Corp

According to publicly available information, Warner Music Group Corp (the “Company”) is one of the world’s major music content companies. The Company is composed of two businesses: Recorded Music and Music Publishing. Recorded Music business produces revenue through the marketing, sale and licensing of recorded music in various physical (such as CDs, cassettes, LPs and DVDs) and digital (such as downloads and ringtones) formats. The Company has one of the world’s largest and most diverse recorded music catalogs, including 29 of the top 100 U.S. best-selling albums of all time—more than any other recorded music company, including The Eagles: Their Greatest Hits 1971-1975 (the best-selling album of all time), Led Zeppelin IV and Rumours by Fleetwood Mac. The Company’s Music Publishing business owns and acquires rights to musical compositions, exploits and markets these compositions and receives royalties or fees for their use. The Company publishes music across a broad range of musical styles. The Company also holds rights in over one million copyrights from over 65,000 songwriters and composers.

The linked share’s SEC file number is 001-32502.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	$17.04	$14.90	$16.20
September 30, 2005	$18.80	$14.70	$18.51
December 30, 2005	$19.55	$15.03	$19.27
March 31, 2006	$22.85	$19.23	$21.69
June 30, 2006	$29.52	$21.50	$29.48
September 29, 2006	$30.59	$22.30	$25.95
December 29, 2006	$27.24	$22.72	$22.95
March 30, 2007	$23.92	$15.85	$17.06
June 6, 2007*	$18.22	$15.95	$16.73

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WMG

Initial price: $16.73

Protection level: 80.00%

Protection price: $13.38

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.772863

Coupon: 9.85% per annum

Maturity: June 27, 2008

Dividend yield: 3.11% per annum

Coupon amount monthly: $8.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.85%		103.11%
+ 90%	9.85%		93.11%
+ 80%	9.85%		83.11%
+ 70%	9.85%		73.11%
+ 60%	9.85%		63.11%
+ 50%	9.85%		53.11%
+ 40%	9.85%		43.11%
+ 30%	9.85%		33.11%
+ 20%	9.85%		23.11%
+ 10%	9.85%		13.11%
+ 5%	9.85%		8.11%
0%	9.85%		3.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.85%	4.85%	-1.89%
- 10%	9.85%	-0.15%	-6.89%
- 20%	9.85%	-10.15%	-16.89%
- 30%	N/A	-20.15%	-26.89%
- 40%	N/A	-30.15%	-36.89%
- 50%	N/A	-40.15%	-46.89%
- 60%	N/A	-50.15%	-56.89%
- 70%	N/A	-60.15%	-66.89%
- 80%	N/A	-70.15%	-76.89%
- 90%	N/A	-80.15%	-86.89%
- 100%	N/A	-90.15%	-96.89%

FWP-26